UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2012 (June 11, 2012)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On June 11, 2012, National Health Investors, Inc. (“NHI”) completed the $13,470,000 purchase of a new, stabilized 125-bed skilled nursing facility located in Kyle, Texas, as previously announced in a press release dated May 15, 2012.  This facility has been leased to affiliates of Legend Healthcare, LLC (“Legend”) for an initial term to expire on October 31, 2026 at an annual lease rate of 9% plus annual fixed escalators.  NHI currently leases nine skilled nursing facilities to affiliates of Legend.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By /s/Roger R. Hopkins__________
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: June 11, 2012